United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 6, 2005

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

1-9396
(Commission File Number)

Delaware	86-0498599
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01 Other Events

     Fidelity National Title Group, Inc. (“FNT”), a wholly-owned subsidiary of Fidelity National Financial, Inc. (“FNF”) which was recently organized to serve as a holding company for FNF’s title insurance businesses, filed a registration statement today with the United States Securities and Exchange Commission in connection with the previously announced restructuring of FNF’s title insurance business. The restructuring will result in a pro rata distribution of 17.5% of the outstanding common stock of FNT to FNF stockholders. The registration statement sets forth additional information about the business of FNT, its management and its capital structure.

     Prior to the distribution FNT intends to issue two $250 million intercompany notes payable to us, with terms that mirror our existing $250 million 7.30% public debentures due in August 2011 and $250 million 5.25% public debentures due in March 2013. Proceeds from the issuance of the 2011 public debentures were used by us to repay debt incurred in connection with the acquisition of our subsidiary, Chicago Title, and the proceeds from the 2013 public debentures were used for general corporate purposes. Alternatively, FNT may make an exchange offer in which it would offer to exchange our outstanding notes for notes FNT would issue having substantially the same terms. FNT also plans to enter into a credit agreement in the amount of between $200 million and $300 million. We currently anticipate that prior to the distribution FNT would borrow $150 million under this facility and distribute it to us as a dividend. Finally, we currently intend that prior to the distribution FNT would pay FNF an additional $145 million dividend, to be funded with the proceeds of a dividend from one of our title insurance subsidiaries. We have requested regulatory approval for the payment of this dividend. FNT’s capital structure is still subject to change based on conditions at the time of the distribution, finalizing discussions with rating agencies and receipt of regulatory approval and may be modified prior to the distribution.

     The senior management team of FNT will consist of: Raymond R. Quirk, Chief Executive Officer; Christopher Abbinante, President, Eastern Operations; Roger S. Jewkes, President, Western Operations; Erika Meinhardt, President, National Agency Operations; and Anthony J. Park, Chief Financial Officer. William P. Foley, II will serve as Chairman and the remaining composition of the Board of Directors of FNT will be announced in the future.

     As a result of the distribution, FNF stockholders will receive .175 shares of FNT Class A Common Stock for each share of FNF common stock held at the close of business on the distribution record date. It is currently expected that the shares of FNT Class A Common Stock will be quoted on the New York Stock Exchange.

     Immediately after the distribution is completed, we will own shares of Class B Common Stock representing the remaining 82.5% of the shares of FNT common stock that are not being distributed to FNF stockholders. The Class B Common Stock will have ten votes per share and the Class A Common Stock will have one vote per share, and otherwise the two classes of common stock will have the same rights and privileges.

     We continue to anticipate that the distribution will be completed in the third quarter of 2005.

     The above statements relate to future events and expectations and, as such, constitute forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be different from those expressed or implied above. The Company expressly disclaims any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition, the possibility that the conditions to the distribution, including the receipt of regulatory approvals and the declaration of the dividend by our board of directors, among others, will not be met or that the anticipated benefits of the distribution will not be obtained. Risks and uncertainties which forward-looking statements are subject to also include other risks detailed from time to time in the “Management’s Discussion and Analysis” section of the Company’s Form 10-K and other reports and filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date: July 6, 2005	By:	/s/ Alan L. Stinson
Name: Alan L. Stinson Title: Executive Vice President and Chief Financial Officer